                                                                  EXHIBIT 10.12

                                  [LETTERHEAD]

February 12,1999



Mr. Gordon M. Tucker
2468 Funston
San Francisco, California  94116

Dear Gordon:

On behalf of the Board of Directors, management and employees of E-greetings Network, Inc. (the "Company"), I am delighted that you have agreed to serve as the Company's Chief Executive Officer, and as a member of the Board of Directors of the Company, upon the terms and conditions set forth in this letter agreement (the "Agreement"):

1.    EMPLOYMENT.

      (a) POSITION. The Company employs you as its Chief Executive Officer to perform such duties and exercise such authority of an executive nature and which are of the type and nature normally assigned to the Chief Executive Officer of a corporation of the size, stature, and nature, and with the growth plans of, the Company, as the Board, of Directors of the Company (the "Board") may from time to time reasonably and lawfully assign, all upon the terms and conditions set forth in this Agreement. You will report directly to the Board. You accept such employment and agree to devote your full working time and attention to your duties as Chief Executive Officer of the Company, subject to vacation periods and personal and sick leave in accordance with this Agreement, the Company's policies, and applicable law. Notwithstanding the foregoing, during your employment with the Company you may continue (i) serving as an advisor to Netcentives, Inc., (ii) serving on the boards of directors of other companies that are not direct competitors of the Company, and (iii) your membership in and participation in activities of the YPO, provided that such service, membership, and participation do not unreasonably interfere with your duties and responsibilities hereunder. As used in this Agreement, the term "direct competitor of the Company" shall mean a company whose principal and dominant business is to offer consumers digital greeting cards delivered over the Internet.

      (b) HEADQUARTERS. The Company agrees that you will perform your duties hereunder in the San Francisco Bay Area, California and that you will not be required to relocate your residence during your employment with the Company outside the San Francisco Bay Area. You agree, however, periodically to travel to such other locations as reasonably required by the Company to perform your duties hereunder.

      (c) BOARD SEATS. The Company agrees that, commencing with your employment with the Company and during your employment with it (subject to appropriate shareholder action), you shall be a member of the Board. In addition, you shall be entitled to nominate a

Mr. Gordon M. Tucker
February 12,1999
Page 2


candidate for membership on the Board for the next vacant Board seat elected by the holders of Common Stock, subject to the approval of the Board, which approval shall not be unreasonably withheld or delayed.

      (d) ROLE OF FOUNDERS. Commencing on the first day of your employment with the Company, (i) Fred Campbell shall give up his title as CEO and assume the title of Senior Vice President, Business Development, or such other suitable title to be determined by Mr. Campbell and you, and (ii) Tony Levitan shall give up his title of President and assume the title of Chief Concept Officer, or such other suitable title to be determined by Mr. Levitan and you. Messrs. Campbell and Levitan shall report to you. If the Company determines it is advisable to hire a President, it shall not do so without consulting with you and, if and when a President is hired, he or she will report to you.

2. COMPENSATION. During your employment with the Company, it shall pay you the following compensation:

      (a) an annual base salary (the "Base Salary') of Two Hundred Twenty-Five Thousand and No/100 Dollars ($225,000), payable in equal weekly, bi-weekly, or monthly installments consistent with the Company's payroll practices, provided, however, the Board may, from time to time in its sole discretion, increase your Base Salary as appropriate in light of inflation, performance, market conditions, and other factors, and provided further that, in no event, shall your Base Salary be decreased except in connection with a general reduction in salaries of management to which you consent; and

      (b) an annual bonus, the target for which is fifty percent (50%) of your Base Salary (i.e., $99,554.79, based on a pro ration for calendar year 1999). For calendar year 1999, you will establish the management bonus plan, which will be subject to the Board's reasonable approval. Your actual bonus for 1999 will be paid to you according to the annual management incentive payout schedule established for 1999, but in any event no later than March 1, 2000.

All amounts payable under this Agreement will be subject to applicable withholding, which the Company may deduct from such amounts.

3. EQUITY. The Company shall grant you stock options equal to ten percent (10%) of the Company's fully-diluted shares (computed as determined below) outstanding as of February 12, 1999, subject to the standard terms of conditions under the Company's option plan and stock option agreement, except as specifically set forth herein. Vesting of these shares shall be on the Company's normal vesting schedule, which is over four (4) years with an initial six (6) month vesting cliff, followed by monthly vesting. The exercise price of these options shall be $3.10 per share (which the Company represents and warrants is the same price at which it is currently offering options on Common Stock to employees of the Company). The Company shall extend

Mr. Gordon M. Tucker
February 12,1999
Page 3


you full dilution protection through the current round of Series F Preferred Stock Financing (i.e., additional options will be issued to you based on the terms set forth above except that the exercise price will be the exercise price at which the Company is offering options to employees as of the time of the closing of the Series F Preferred Stock Financing, to bring you back to the ten percent figure effective with the closing of the Series F Preferred Stock Financing). For purposes of calculations, the denominator for fully-diluted shares outstanding will include all common and preferred shares outstanding, plus warrants outstanding and all employee stock options granted or available to be granted, in each case as of February 12, 1999, except to give effect to the sale of the Series F Preferred Stock Financing. The Company agrees that, with respect to the foregoing options granted to you and your acquisition or ownership of any of the shares of Common Stock, you shall enjoy at least the same rights and privileges as the founders may have and as employees may have as shareholders of the Company through the ESOP plan (but not the same rights and privileges as the preferred shareholders have), including each of the following if and to the extent that the founders or such employees may have or receive same: (a) full registration rights with the SEC (with all costs associated with any registration paid for in full by the Company) at the time of the first registration of any Common Stock with the SEC, (b) full participation in any stock splits with a proportionate reduction in the option price to be paid by you (e.g., a two-for-one stock split or a one-for-one stock dividend would reduce the strike price of the option stock available to you by fifty percent (50%) and double the number of shares), and (c) full tag along rights in the event of a sale of a majority (or more) of the Common Stock to a third party.

4.    EXPENSES.

      (a) BUSINESS EXPENSES. The Company shall reimburse you for all expenses you necessarily and reasonably incur in connection with your duties (including conferences, YPO dues, fees, and conference expenses, and travel, lodging, meal, and entertainment expenses), against presentation of proper receipts or other proof of expenditure, and subject to reasonable guidelines or limitations provided to you, and which are to be applied prospectively only as the Board of Directors may reasonably prescribe consistent with the requirements specified by the Internal Revenue Service for the substantiation of business expenses.

      (b) MOVING EXPENSES. The Company agrees that it will provide you with a Transition Allowance of Seventy-Five Thousand and No/100 Dollars ($75,000) so that you may be reimbursed for, or so that the Company may pay on your behalf the reasonable costs and expenses of relocating you from the Dallas, Texas metropolitan area to the San Francisco Bay Area, California. To the extent that the Transition Allowance is not expended, the Company will pay the balance to you. However, all amounts paid under this paragraph 4(b) will be credited against any amounts otherwise payable to you as your bonus for calendar year 1999 as provided in Section 2(b) of this Agreement.

Mr. Gordon M. Tucker
February 12,1999
Page 4

5. BENEFITS. During your employment with the Company, you shall be entitled to participate in any and all employee benefits maintained by the Company for its executives or employees generally, including any profit sharing plan, bonus plan, stock option, or other benefit plan, retirement plan, group health, disability, accident, and life insurance plans or other insurance plans or medical expense plans; provided, however, that any participation by you in stock option, stock purchase and bonus programs will be in the sole discretion of the Board except as otherwise expressly provided in this Agreement. Without limiting the generality of the foregoing, you will receive at least four (4) weeks of paid vacation per year and a monthly parking space convenient to the Company's principal place of business for which you will not be charged.

6. REIMBURSEMENT. The Company agrees promptly to reimburse you for your attorneys' fees incurred in connection with the negotiation and preparation of this Agreement up to a maximum of $5,000. To the maximum extent permitted by applicable law and the Company's Articles and Bylaws, the Company agrees to indemnify, defend, and hold you harmless from and against any and all demands, actions, claims, suits, liabilities, losses, damages, fees and expenses relating to any acts or omissions to act in the course or scope of your duties you performed or perform on behalf of the Company while employed by it or serving on its Board and to provide indemnification and Directors and Officers liability insurance to you at least to the same extent that it provides such indemnification and insurance to the Officers and Directors of the Company. The provisions of the foregoing sentence shall survive the termination of your employment with the Company.

7. TERMINATION OF EMPLOYMENT. Your employment with the Company under this Agreement will commence as of February 12, 1999 and shall end on the earlier date on which any of the following events may occur:

      (a) your death or resignation from the employ of the Company;

      (b) the termination of your employment with the Company for Cause, as defined below, with notice given by the Company as provided hereinbelow; or

      (c) the termination of your employment with the Company without Cause, as defined below, with notice given by the Company as provided hereinbelow; or

      (d) the termination of your employment with the Company by you due to a Failure to Maintain Employment Conditions, with notice, given by you as provided hereinbelow.

8. CAUSE. As used in this Agreement, the term "Cause" shall mean any of the following:

      (a) your willful theft or embezzlement of funds of the Company;

Mr. Gordon M. Tucker
February 12,1999
Page 5


      (b) your pleading guilty or no contest to, or your conviction of, a felony involving moral turpitude or which shall have resulted in material injury to the property or operations of the Company;

      (c) a material and willful breach by you of this Agreement; or

      (d) a material and willful breach by you of the Company's Standard Proprietary Information and Inventions Agreement or of any other written, contractual agreement between you and the Company.

Notwithstanding the foregoing, the conduct specified in subsections 8(c) and (d) shall not constitute or be deemed to constitute Cause if it is of such a nature that substantially all detriment otherwise resulting to the Company from it can be cured or eliminated by appropriate action, and you cause such action to be taken within fourteen (14) days following notice from the Company that it desires to terminate your employment for Cause. For purposes of this Section 9, no act on your part shall be considered "willful" unless it is done by you in bad faith or without reasonable belief that your action was in the best interests of the Company. Any act based upon a specific provision of the Articles of Incorporation or Bylaws of the Company or a specific resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively deemed to be done by you in good faith and in the best interests of the Company.

9. FAILURE TO MAINTAIN EMPLOYMENT CONDITIONS. As used in this Agreement, the term "Failure to Maintain Employment Conditions" shall mean any of the following:

      (a) the assignment to you of any duties inconsistent in any respect with your position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, or the failure to continue you in office as Chief Executive Officer, and as a Director, of the Company;

      (b) a material failure by the Company to comply with the provisions of this Agreement or any other written agreement between you and the Company;

      (c) the transfer of your headquarters to a place outside the San Francisco Bay Area, California without your prior written consent; or

      (d) a failure by the Company to require any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

Mr. Gordon M. Tucker
February 12,1999
Page 6


Notwithstanding the foregoing, the conduct Specified in subsections 9(a) through
(d) shall not constitute or be deemed to constitute a Failure to Maintain Employment Conditions if it is of such a nature that substantially all detriment otherwise resulting to you from it can be cured or eliminated by appropriate action, and the Company causes such action to be taken within fourteen (14) days following notice from you that you desire to terminate your employment with the Company for Failure to Maintain Employment Conditions.

10. SEVERANCE. In the event that (a) the Company terminates your employment with the Company without Cause, or (b) you terminate your employment with the Company for a Failure to Maintain Employment Conditions, then, in such event, and without abrogating or limiting any other rights or remedies you may have under this Agreement or any other agreements with the Company or at law or in equity, and provided that you are not employed by, providing services to, or financially supporting in any capacity a direct competitor of the Company:

      (a) the Company shall pay you your Base Salary for an additional period of twelve (12) months following the last day of your employment with the Company;

      (b) your stock options for the month in progress and for the twelve (12) months thereafter shall immediately and fully vest and shall be exercisable until not less than three (3) years after the termination of your employment; provided, however, that, if within one hundred eighty (180) days after the termination of your employment a Change of Control (as defined below) occurs or is announced, or an agreement is reached that will result in a Change of Control (as defined below), then all of your stock options shall accelerate and fully vest effective as of the date of the termination of your employment and shall be exercisable until not less than three (3) years after the termination of your employment;

      (c) the Company shall on the last day of your employment with the Company, pay to you (x) your salary and earned and unused vacation pay through the last day of your employment with the Company, (y) unpaid reimbursable business expenses incurred by you through the last day of your employment with the Company, and (z) any earned but unpaid annual bonus compensation for the prior calendar year; further, following the close of the current calendar year, the Company shall pay you the target bonus (if any) you would have earned had you remained in the employ of the Company for the calendar year then in progress, prorated for the portion of the year you were employed; and

      (d) for an additional period of twelve (12) months following the last day of your employment with the Company, the Company shall continue medical and dental benefits, at its expense, to you and/or your family at least equal to those which would have been provided to you and them in accordance with the plans, programs, practices and policies described in Section 5 of this Agreement if your employment had not ended or, if more favorable to you, as in effect generally at any time thereafter with respect to other executives of the Company and their

Mr. Gordon M. Tucker
February 12,1999
Page 7


families, provided, however, that if you become reemployed with another employer and are eligible to receive medical or other welfare benefits under another employer provided plan, the medical and dental benefits described herein shall cease.

You acknowledge that your employment is "at will" and may be terminated at any time, subject to the payment of severance benefits as provided herein. The Company may condition its payment to you of severance benefits on your execution of a reasonable mutual general release by you and the Company in the form attached hereto as Exhibit A; provided, however, that such release shall not require you to release, or provide for your release of, any of your rights under this Agreement which survive the termination of your employment with the Company, and provided further that such release shall not require the Company to release, or provide for the release of, any of the Company's rights under this Agreement which survive the termination of your employment with the Company. You shall not be required to seek other employment or take other action in order to mitigate your damages to be entitled to the benefits and payments under Section 10 of this Agreement. Except as otherwise specifically provided in Section 10(d) above with respect to your medical and dental benefits, in the event that you become reemployed with another employer, the Company is not entitled to set off against such benefits and payments due or any other amounts of money payable to you under this Agreement any amounts earned by you in other employment after the termination of your employment with the Company or any amounts that you might or could have earned in other employment had you sought such other employment. The amounts of money payable to you under this Section shall not be treated as damages, but as severance compensation to which you are entitled by reason of your service with the Company and the termination of your employment pursuant to the provisions of this Agreement.

11. CHANGE OF CONTROL. In the event that there is a "Change of Control" then, in such event, and without abrogating or limiting any other rights or remedies you may have under this Agreement or any other agreements with the Company or at law or in equity, the first three (3) years of your stock options shall accelerate and fully vest effective immediately prior to such Change of Control, and shall be exercisable until not less than three (3) years after the termination of your employment for any reason. As used in this Agreement, the term "Change of Control" shall mean:

      (a) a merger involving the Company pursuant to which the shareholders of the Company immediately prior to the merger do not continue to hold at least a fifty percent (50%) percent equity interest in the successor entity (which may be the Company) or the closing of any tender offer to Purchase substantially all of the outstanding shares of the Company; or

      (b) the sale of all or substantially all of the Company's assets.

Mr. Gordon M. Tucker
February 12,1999
Page 8

If you remain the in the employ of the Company as its Chief Executive Officer for one (1) year following such Change of Control or, if within the one (1) year period following such Change of Control:

      (i) your employment with the Company is terminated without Cause,

      (ii) you terminate your employment with the Company by reason of a Failure to Maintain Employment Conditions,

      (iii) your employment does not terminate but there is an adverse change, without your prior written consent, in your working conditions, including a material breach of this Agreement, a reduction of your level of responsibility, authority, autonomy, title, compensation, employee benefits, or executive perquisites, a change of your reporting lines, a change in the place of performance of your duties outside the San Francisco Bay Area, California, a change of scope of your duties, or your being subject to conduct or harassment intended to cause you to resign or to make your working conditions unacceptable, or

      (iv) your employment with the Company terminates by reason of your death,

then, if the fourth (4th) year of your stock options has not already vested under Section 3 of this Agreement, the fourth (4th) year of your stock options shall accelerate and fully vest effective at the end of such one (1) year period or upon such termination, such adverse change, or your death, as the case may be, and shall be exercisable until not less than three (3) years after the termination of your employment.

12. CONFIDENTIALITY. Within seven (7) business days following your first day of employment with the Company, you agree to sign the Company's Standard Proprietary Information and Inventions Agreement (the "SPIIA"). For a period of one (1) year following the termination of your employment with the Company for Cause or as a result of your resignation, you agree not to solicit employees of the Company for employment and not to solicit any customers or strategic partners of the Company for a direct competitor of the Company.

13.   MISCELLANEOUS.

      (a) Each party hereby agrees to cooperate with the other and to execute and deliver all such additional documents and instruments, and to take all such other action, as the other party may reasonably request from time to time to effectuate the provisions and purposes of this Agreement.

      (b) Except as otherwise provided in this Agreement, all notices requests, consents, and other communications required or permitted under this Agreement shall be in writing and signed by the party giving notice, and shall be deemed to have been given when hand delivered

Mr. Gordon M. Tucker
February 12,1999
Page 9

by personal delivery, or by Federal Express or similar courier service, or when transmitted by facsimile, or three (3) business days after being deposited in the United States mail, registered or certified mail, with postage prepaid, return receipt requested, addressed as follows:

         If to the Company:         E-greetings Network, Inc.
                                    501 Second Street, Suite 114
                                    San Francisco, California  94107
                                    Attention:  Mr. Fred Campbell
                                    Facsimile: (415) 536-1877

         If to the Executive:       Mr. Gordon M. Tucker
                                    2468 Funston
                                    San Francisco, California  94116
                                    Facsimile: (415) 681-2008

or to such other address as either party may designate for himself or itself by notice given to the other party from time to time in accordance with the provisions of this Agreement.

      (c) Except as otherwise expressly provided in this Agreement, this Agreement may not be assigned by either party, whether by operation of law or otherwise, without the prior written consent of the other party; provided, however, that this Agreement will be assigned by the Company to its successor in any Change of Control transaction. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legatees, devisees, : personal and legal representatives, successors and assigns.

      (d) No delay on the part of any party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any party of any right or remedy shall preclude other or farther exercise thereof or the exercise of my other right or remedy. The waiver of any breach or condition of this Agreement by either party shall not constitute a precedent in the future enforcement of any of the terms and conditions of this Agreement.

      (e) The headings of Sections and subsections contained in this Agreement are merely for convenience of reference and shall not affect the interpretation of any of the provisions of this Agreement. Whenever the term "include," "including," or "included" is used in this Agreement, it shall mean, including, without limiting, the foregoing. This Agreement is deemed to have been drafted jointly by the parties, and any uncertainty or ambiguity shall not be construed for or against either party a an attribution of drafting to either party. Whenever the context so requires, the singular shall include the plural and vice versa. All words and phrases shall be construed as masculine, feminine or neuter gender, according to the context.

Mr. Gordon M. Tucker
February 12,1999
Page 10

      (f) Whenever possible, each provision of this Agreement shall be construed and interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provision of this Agreement or the application of such provision to other parties or circumstances.

      (g) All discussions, correspondence, and agreements heretofore had or made between the parties, are superseded by and merged into Agreement, which, together with the SPIIA, fully and completely express the agreement between the parties relating to their subject matter, and the same are entered into with no party relying upon any statement or representation made by or on behalf of any party not embodied in this Agreement or the SPIIA. Any modification of this Agreement or the SPIIA may be made only by a written agreement signed by both of the parties to this Agreement.

      (h) This Agreement is being executed and delivered in the State of California, and the validity, construction, and enforceability of this Agreement shall be governed in all respects by the domestic laws of the United States and the State of California applicable to agreements made and to be performed entirely within the State of California, without regard to the conflicts of laws principles of the State of California or any other state.

      (i) This Agreement may be executed in any one or more counterparts, each of which shall constitute an original, no other counterpart needing to be produced, and all of which, when taken together, shall constitute but one and the same instrument.

      (j) The parties represent and warrant to each other that they have read this Agreement in Its entirety, that they understood the terms of this Agreement and understand that the terms of this Agreement are legally enforceable, that they have had ample opportunity to negotiate with each other with regard to all of its terms, that they have entered into this Agreement freely and voluntarily, that they intend to and shall be legally bound by this Agreement and that they have full power, right, authority, and competence to enter into and execute this Agreement.

Mr. Gordon M. Tucker
February 12,1999
Page 11

Gordon, we are very excited about your joining us and look forward to working with you. Please acknowledge your acceptance of the terms and conditions specified above by signing the enclosed duplicate copy of this Agreement on the line below and returning it to me. This copy of the Agreement, which I have already signed on behalf of the Company, is for you.

Sincerely,

E-GREETING NETWORK, INC.



By:
   ----------------------------------------
         Fred Campbell



I hereby acknowledge my acceptance of the terms and conditions of this Agreement this _____day of February, 1999.





-------------------------------------------
Gordon A Tucker

                             MUTUAL GENERAL RELEASE



         THIS MUTUAL GENERAL RELEASE (the "Release") is made and entered into as of the ___ day of _____________________ by and between GORDON TUCKER (the "Executive") and E-GREETINGS NETWORK, INC. (the "Company").

                                   WITNESSETH:

         THAT, WHEREAS, Executive was employed by the Company as its Chief Executive Officer; and

         WHEREAS, pursuant to an employment agreement between the Executive and the Company dated February 12, 1999 (the "Employment Agreement"), the Executive is entitled to receive severance pay and other benefits;

         WHEREAS, pursuant to the Employment Agreement the parties have agreed to enter into this Release;

         NOW, THEREFORE, for and in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which the Executive and the Company hereby acknowledge, the Executive and the Company agree as follows:

         1.       RELEASES.

                  (a) Except for breaches of the Employment Agreement, except for the payments, benefits, and rights to which the Executive is entitled to under the Employment Agreement after his employment with the Company ended, and except for breaches of this Release, to the extent permitted by applicable law, the Executive, on behalf of himself and his heirs, personal and legal representatives, successors, and assigns, does hereby RELEASE AND FOREVER DISCHARGE the Company, and its officers, directors, shareholders, employees, legal representatives, successors and assigns (the Company and all of the foregoing being hereinafter collectively referred to as the "Company Releasees"), of and from, and does hereby WAIVE, any and all rights, contracts and agreements (whether express or implied), covenants of good faith and fair dealing, torts, claims, damages, attorneys' fees, actions, causes of action, and suits, whether or not now known, suspected, or claimed, which he ever had, now has or claims, or might hereafter have or claim against the Company Releasees, and each of them, based upon, arising out of or relating to, directly or indirectly, any matter or thing occurring, in whole or in part from the beginning of the world through the date hereof, including any and all rights, claims, or causes of action which he has, had, or may have against the Company Releases, and each of them, relating to his employment with the Company, or the termination thereof, at common law (including any and all claims of wrongful discharge, defamation, or emotional distress), under federal, state, and local statute or ordinance, including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Age Discrimination in Employment Act, and the Americans with Disabilities Act, and under any and all other laws relating to employment, discrimination, and tortious conduct.


                                       1.

         The Executive REPRESENTS AND WARRANTS that (i) he has not heretofore assigned or transferred to any person or entity any of the matters released under this Section 1(a), and (ii) he has not filed any charges or complaints against any of the Company Releasees with any governmental or administrative agency or with any court. The Executive covenants not to sue or file any charges, or cause any suit or charge to be filed, against the Company Releasees, or any of them, for any of the matters released under this Section 1(a).

                  (b) Except for breaches of the Employment Agreement, except for the obligations of the Executive under the Employment Agreement which survive the termination of his employment (including, without limitation, Executive's obligations under the SPIIA (as defined in the Employment Agreement), and except for breaches of this Release, to the maximum extent permitted by applicable law, the Company Releasees, and each of them, do hereby RELEASE AND FOREVER DISCHARGE the Executive and his heirs, personal and legal representatives, successors and assigns (the Executive and all of the foregoing being hereinafter collectively referred to as the "Executive Releasees"), of and from, and do hereby WAIVE, any and all rights, contracts and agreements (whether express or implied), covenants of good faith and fair dealing, torts, claims, damages, attorneys' fees, actions, causes of action, and suits, whether or not now known, suspected, or claimed, which they ever had, now have or claim, or might hereafter have or claim against the Executive Releasees, and each of them, based upon, arising out of, or relating to, directly or indirectly, any matter or thing occurring, in whole or in part, from the beginning of the world through the date hereof, including any and all rights, claims, or causes of action which they have, had, or may have against the Executive Releasees, and each of them, relating to the Executive's employment with the Company, or the termination thereof, at common law (including any and all claims of defamation or emotional distress).

         The Company Parties REPRESENT AND WARRANT that (i) they have not heretofore assigned or transferred to any person or entity any of the matters released under this Section 1(b), and (ii) they have not filed any charges or complaints against any of the Executive Releasees with any governmental or administrative agency or with any court. The Company Releasees covenant not to sue or file any charges, or cause any suit or charge to be filed, against the Executive Releasees, or any of them, for any of the matters released under this
Section 1(b).

                  (c) The parties to this Release REPRESENT AND WARRANT to one another that it is within their contemplation that they may have claims against one another of which, at the time of the execution and delivery of this Release, they have no knowledge or suspicion, but that they agree that this Release extends to any and all claims in any way based upon, connected with, or related to the matters released and described in Sections 1(a) and 1(b) of this Release, whether or not now known, claimed or suspected by them. The parties to this Release expressly WAIVE the benefits of California Civil Code Section 1542 which provides as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.


                                       2.

         Notwithstanding anything to the contrary in this Release, nothing in this Release shall preclude or interfere with the Executive's participation in any investigations or proceedings by, or filing of any charge with, the United States Equal Employment Opportunity Commission ("EEOC") with respect to a violation of the civil rights laws administered by the EEOC, provided, however, that the Executive acknowledges and agrees that he hereby waives any and all rights he may have to recovery (whether monetary or otherwise) in connection with any such charge or for any of the other claims referenced in this Section 1.

         2. REFERENCE. Upon the written request of the Executive, the Company agrees to provide the Executive with a mutually agreed upon favorable written reference and to designate a mutually agreeable contact at the Company to whom oral reference inquiries may be made.

         3. WAIVER OF EMPLOYMENT. The Executive agrees that he shall not knowingly apply for employment, reinstatement, or re-employment by the Company, and he hereby WAIVES any right he may have to apply for such employment or re-employment.

         4. HEADINGS. The headings of Sections contained in this Release are merely for convenience of reference and shall not affect the interpretation of any of the provisions of this Release. Whenever the context so requires, the singular shall include the plural and vice versa. All words and phrases shall be construed as masculine, feminine or neuter gender, according to the context. Whenever the term "include," "including," or "include' is used in this Release, it shall mean including without limiting the foregoing. This Release is deemed to have been drafted jointly by the parties to this Release, and any uncertainty or ambiguity shall not be construed for or against any party as an attribution of drafting to any party. This Release is being made and delivered in the State of California, and the validity, construction, and enforceability of this Release shall be governed in all respects by the internal laws of the State of California, without regard to principles of conflicts of law. This Release may be executed in any one or more counterparts, each of which shall constitute an original, no other counterpart needing to be produced, and all of which, when taken together, shall constitute but one and the same instrument.

         5. EFFECTIVE DATE. THE EXECUTIVE ACKNOWLEDGES THAT THE COMPANY HAS GIVEN HIM TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE AND THAT THE COMPANY HAS ADVISED HIM TO CONSULT WITH A LAWYER BEFORE SIGNING THIS RELEASE.

         THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE READ THIS RELEASE IN ITS ENTIRETY, THAT THEY HAVE HAD AMPLE OPPORTUNITY TO CONFER WITH THEIR OWN COUNSEL FOR ASSISTANCE AND ADVICE CONCERNING THIS RELEASE, THAT THEY HAVE NEGOTIATED THE TERMS OF THIS RELEASE, THAT THEY UNDERSTAND THE TERMS OF THIS RELEASE AND UNDERSTAND THAT THE TERMS OF THIS RELEASE ARE LEGALLY ENFORCEABLE, AND THAT THEY ARE ENTERING INTO THIS RELEASE FREELY AND VOLUNTARILY.


                                       3.

         THE PARTIES EACH FURTHER ACKNOWLEDGE THAT FOR A PERIOD OF SEVEN (7) DAYS FOLLOWING THE EXECUTION OF THIS RELEASE, THE EXECUTIVE MAY REVOKE THIS RELEASE, AND THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE SEVEN (7) DAY REVOCATION PERIOD HAS EXPIRED (the "Effective Date").

         IN WITNESS WHEREOF, the parties have executed this Release as of the day and year first above written.

GORDON TUCKER                         E-GREETINGS NETWORK, INC.



By:                                   By:
   -------------------------------       -----------------------------------
                                      Its:
                                          ----------------------------------


                                       4.

                             SECURED PROMISSORY NOTE


$4,761,881.60                                                     June __, 1999


      FOR VALUE RECEIVED, the undersigned, Gordon M. Tucker ("Purchaser") hereby promises to pay E-greetings Network, a California corporation (the "Company"), or order (the "Holder"), at its principal offices, or such other place as the Holder may direct, on the date (the "Maturity Date") which is the earlier of (1) four years after the date of this Note, or (2) sixty days after the termination of Purchaser's employment with the Company, the principal sum of Four Million Seven Hundred Sixty-One Thousand Eight Hundred Eighty-One Dollars and Sixty Cents ($4,761,881.60), with interest from the date of this Promissory Note, payable annually on the unpaid principal sum from time to time outstanding, in lawful money of the United States, at the lesser of (i) the relevant mid-term applicable federal rate in effect as of the date of this Promissory Note as published by the Internal Revenue Service (i.e., 5.37% per annum), or (ii) the maximum rate permitted under applicable law.

      This Note is executed and delivered together with a Pledge Agreement between Purchaser and the Holder by which Purchaser has pledged to Holder, among other things, his right, title, and interest in and to Three Million Four Hundred One Thousand Three Hundred Forty-Four (3,401,344)shares of the common stock of the Company, such shares having been purchased with the cash proceeds of a loan from the Company to Purchaser which is evidenced by this Note. In addition to the security interest created under the Pledge Agreement, this Note is intended to evidence a limited recourse obligation of Purchaser. The holder, by acceptance of this Note, agrees that its recourse is limited to twenty percent of the initial principal amount of the Note plus the value obtained in the sale of the collateral.

      This Note may be prepaid by Purchaser in whole or in part, at any time or from time to time, without penalty or premium.

      Purchaser waives diligence, presentment, demand, protest, and notice of protest, dishonor, and nonpayment.

      If any action or proceeding is brought by the Holder to enforce payment of this Note, then the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred therein.

      This Note is to be construed in accordance with and be governed by the laws of the State of California applicable to contracts made and to be performed in the State of California.

         SIGNED, as of the date shown above, by



-------------------------------------------
GORDON M. TUCKER

                                PLEDGE AGREEMENT


      THIS PLEDGE AGREEMENT ("Agreement"), dated as of June __, 1999, is made between E-GREETINGS NETWORK, a California corporation (the "Company"), and GORDON M. TUCKER ("Pledgor").

      For good and valuable consideration and to secure the payment of Pledgor's indebtedness to the Company, the parties agree as follows:

1.    PLEDGOR'S INDEBTEDNESS.

      (a) Under the Non-Qualified Stock Option Agreement between the Company and Pledgor dated as of June __, 1999 (the "Non-Qualified Stock Option Agreement"), the Company has issued and sold and Pledgor has purchased Three Million Four Hundred One Thousand Three Hundred Forty-Four (3,401,344) shares of its common stock (the "Shares") for a purchase price of one dollar and forty cents ($1.40) per share, and for an aggregate Purchase Price of Four Million Seven Hundred Sixty-One Thousand Eight Hundred Eighty-One Dollars and Sixty Cents ($4,761,881.60) (the "Aggregate Purchase Price").

      (b) Under the Non-Qualified Stock Option Agreement, the Aggregate Purchase Price paid by Pledgor for the Shares was paid with the proceeds of a loan from the Company to Pledgor, evidenced by the delivery of a promissory note (the "Note") payable to the order of the Company in an aggregate principal amount equal to the Aggregate Purchase Price for the Shares.

      (c) Pledgor has executed the Note and is required to secure that Note by delivery of this Agreement.

2. PLEDGE. Pledgor hereby pledges to the Company, and grants to the Company a security interest in, the following (the "Pledged Collateral"): (i) the Shares and the certificates representing the Shares, and all other securities, instruments, dividends, cash, and other property that may be received, receivable, or otherwise distributed in respect of or in exchange for any of the Shares; and (ii) all other proceeds of the foregoing.

3.    SECURITY FOR OBLIGATIONS.

      (a) This Agreement secures the payment of all of Pledgor's present and future obligations, duties, and liabilities under the Note and under this Agreement (all referred to as the "Obligations").

      (b) This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in fall force and effect until payment in full of the Obligations; (ii) be binding upon Pledgor and his successors and assigns; and (iii) inure to the benefit of the Company and its successors, transferees, and assigns.

4. DELIVERY OF PLEDGED SHARES. All certificates or instruments representing or evidencing the Shares and other Pledged Collateral shall be held by or on behalf of the Company



                                       1.

under this Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Company. If Pledgor fails to perform any Obligation, the Company may itself perform, or cause performance of, that Obligation, and the expenses of the Company incurred in connection with that performance shall be payable by Pledgor under Section 9.

5. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

      (a) Pledgor is the legal, record, and beneficial owner of the Pledged Collateral free and clear of any lien on the Pledged Collateral except for the security interest created by this Agreement and the other terms and conditions set forth or referenced in the Non-Qualified Stock Option Agreement.

      (b) The pledge of the Pledged Collateral under this Agreement creates a valid and perfected first priority interest in the Pledged Collateral, securing the payment of the Obligations.

6.    RIGHTS IN ABSENCE OF DEFAULT.

      (a) So long as there has been and is no Event of Default (as defined in Section 8(a) below) or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default, and subject to the terms and conditions of the Non-Qualified Stock Option Agreement:

            (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to any or all of the Pledged Collateral for any purpose not inconsistent with the terms of this Agreement or the Note; provided that Pledgor shall not exercise or shall refrain from exercising any of those rights if, in the judgment of the Company, that action would have a material adverse effect on the value of the Pledged Collateral or any part of it.

            (ii) Dividends, other distributions, and interest paid or payable in respect of, and instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, an' Pledged Collateral shall constitute, and shall be immediately delivered to the Company to hold as, Pledged Collateral, and shall, if received by Pledgor, be received in trust for the benefit of the Company, be segregated from the other property or funds of Pledgor, and be immediately delivered to the Company as Pledged Collateral in the same form as so received (with any necessary endorsement).

            (iii) The Company shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling him to exercise the voting and other rights that he is entitled to exercise pursuant to paragraph (i) of this
Section 6(a).

      (b) When and so long as there is an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default all rights of Pledgor to exercise the voting and other rights that he would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall cease, and all those rights shall become vested in the Company, which shall then have the sole right to exercise those voting and other rights.


                                       2.

7. TRANSFERS AND LIENS. Pledgor agrees that he will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Company; or (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement and any other restrictions set forth or referenced in the Non-Qualified Stock Option Agreement.

8.    EVENTS OF DEFAULT, REMEDIES UPON DEFAULT.

      (a) The following each shall constitute events of default ("Events of Default") under this Agreement:

            (i) If Pledgor fails to perform or observe any term, covenant, or Obligation under this Agreement or the Note, or if any representation or warranty made by Pledgor in this Agreement or the Note is untrue or misleading in any material respect as of the date with respect to which that representation or warranty was made;

            (ii) If a notice of lien, levy, or assessment is filed or recorded with respect to all or a substantial part of the Pledged Collateral, except for a lien that relates to current taxes not yet due and payable, and if the applicable claim is not discharged or satisfied within thirty (30) days of Pledgor's actual or constructive knowledge of that filing or recordation; and

            (iii) If all or a substantial part of the Pledged Collateral is attached, seized, or subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors, and that Pledged Collateral is not returned to Pledgor or the writ, distress warrant, or levy is not dismissed, stayed, or lifted within thirty (30) days.

      (b) When and so long as there is any Event of Default, the Company may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for in this Agreement or otherwise available to it, all the rights and remedies of a secured party upon a default under the Uniform Commercial Code in effect in the State of California at that time.

9. EXPENSES. On demand, Pledgor will pay the Company all reasonable expenses, including attorneys fees and costs, which the Company may incur in connection with (i) the exercise or enforcement of any of the rights of the Company under this Agreement; or (ii) Pledgor's failure to perform or observe any of the provisions of this Agreement.

10. SECURITY INTEREST ABSOLUTE. All rights and security interests of the Company, and all Obligations of Pledgor, under this Agreement shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Note or any other agreement or instrument relating to it; (ii) any change in the time, manner, or place of payment of, or in any other term of, any of the Obligations, or any other amendment or waiver of or consent to any departure from the Note; (iii) any exchange, release, or non-perfection of any other collateral, or any release, amendment, or waiver of any of the Obligations; or
(iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Obligations or of this Agreement.




                                       3.

11. FURTHER ASSURANCES. Pledgor agrees that at any time and from time to time, at the Company's expense, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Company may request, in order to perfect and protect any security interest granted or purported to be granted by this Agreement or to enable the Company to exercise and enforce its rights and remedies under this Agreement with respect to any Pledged Collateral.

12. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement, the Note, the Non-Qualified Stock Option Agreement, the Employment Agreement (defined in the Non-Qualified Stock Option Agreement) and the Proprietary Information and Inventions Agreement dated March 19, 1999 between the Company and Pledgor together embody the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements with respect to that subject matter. This Agreement may not be amended or modified except in a writing signed by both parties. No waiver of any provision of this Agreement shall be deemed to, or shall, operate as a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Except as expressly provided in this Agreement, no waiver shall be binding unless executed in writing by the party making the waiver.

13. NOTICES. Any notice, request, claim or other communication required or permitted hereunder will be in writing and will be deemed to have been duly given if delivered by hand or if sent by certified mail, postage and certification prepaid, to Pledgor at his residence (as noted in the Company's records), or to the Company at the address of its principal executive offices, or to such other address or addresses as either party may have furnished to the other in writing in accordance herewith.

14. CAPTIONS. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement. Unless the context requires otherwise, all references in this Agreement to Sections are to the sections of this Agreement.

15. GOVERNING LAW; TERMS. This Agreement shall be governed by and construed in accordance with, the laws of the State of California applicable to contracts wholly made and performed in the State of California. Unless otherwise defined above, terms defined in Division 9 of the Uniform Commercial Code as adopted in the State of California are used in this Agreement with their statutory meanings.


                                       4.

16. COUNTERPARTS. This Agreement may be executed in one or more counterparts all of which together shall constitute one and the same instrument.

      The parties have duly executed this Agreement as of the date first written above.

E-GREETINGS NETWORK



By:
   ---------------------------------


"PLEDGOR"



------------------------------------
GORDON M. TUCKER


                                       5.